UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 12, 2021 (May 10, 2021)

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive

Fort Mill, South Carolina

29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock, Par Value $0.01 Per Share; Common stock traded on the New York Stock Exchange ; trading symbol UFS.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On May 10, 2021, Domtar Corporation, a Delaware corporation (“Domtar”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Karta Halten B.V., a private limited company organized under the laws of the Netherlands (“Parent”), Pearl Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Paper Excellence B.V., a private limited company organized under the laws of the Netherlands (“Pearl 1”), and Hervey Investments B.V., a private limited company organized under the laws of the Netherlands (“Pearl 2” and, together with Parent and Pearl 1, the “Parent Parties”), providing for the acquisition by Parent of all of the outstanding shares of Domtar common stock, par value $0.01 per share (the “Domtar Stock”), by means of a merger of Merger Sub with and into Domtar (the “Merger”), with Domtar surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

Transaction Structure

In the Merger, each share of Domtar Stock outstanding as of the effective time of the Merger (the “Effective Time”) will be converted into the right to receive $55.50 in cash, without interest (the “Merger Consideration”).

Each option to purchase shares of Domtar Stock that is outstanding and unexercised as of immediately prior to the Effective Time (a “Domtar Stock Option”), whether vested or unvested, will be cancelled and converted into the right to receive a cash payment from the Surviving Corporation equal to the product of (i) the total number of shares of Domtar Stock underlying such Domtar Stock Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Domtar Stock Option, without any interest and subject to all applicable withholding. Any Domtar Stock Option that has an exercise price per share that is greater than or equal to the Merger Consideration will be cancelled for no consideration or payment.

Each award of Domtar restricted stock units that is outstanding as of immediately prior to the Effective Time (a “Domtar RSU”), whether vested or unvested, other than a Domtar RSU granted during the year of the closing of the Merger (a “CIC Year RSU”), will be cancelled and converted into the right to receive a cash payment from the Surviving Corporation equal to the product of (i) the total number of shares of Domtar Stock underlying such Domtar RSU multiplied by (ii) the Merger Consideration, without any interest and subject to all applicable withholding.

Each award of Domtar performance stock units that is outstanding as of immediately prior to the Effective Time (a “Domtar PSU”), whether or not vested, other than a Domtar PSU granted during the year of the closing of the Merger (a “CIC Year PSU”), will immediately vest and be cancelled and converted into the right to receive a cash payment from the Surviving Corporation equal to the product of (i) the total number of shares of Domtar Stock underlying such Domtar PSU multiplied by (ii) the Merger Consideration, without any interest and subject to all applicable withholding. The number of shares of Domtar Stock underlying such Domtar PSU shall be determined (1) based on the actual level of performance achieved for the applicable performance period for any portion of such Domtar PSU with respect to which the performance period has been completed as of the closing of the Merger; (2) based on the actual level of performance achieved as of the closing of the Merger (taking into account the Merger Consideration) for any portion of such Domtar PSU with respect to which the performance period has commenced but is not completed as of the closing of the Merger; and (3) assuming achievement of the target level of performance for any portion of such Domtar PSU with respect to which the performance period has not yet commenced as of the closing of the Merger.

Each CIC Year RSU and CIC Year PSU (collectively, the “CIC Year Awards”) will be canceled and converted into the right to receive a cash payment from the Surviving Corporation equal to the product of (i) (x) the total number of shares of Domtar Stock underlying each such CIC Year Award multiplied by (y) the Merger Consideration, without any interest and subject to all applicable withholding, multiplied by (ii) a fraction, the numerator of which is the number of days elapsed from the first day of the calendar year in which the closing of the Merger occurs through the date of such closing, and the denominator of which is 365. The number of shares of Domtar Stock underlying a CIC Year PSU shall be determined in the same manner in which the number of shares of Domtar Stock underlying a Domtar PSU is determined.

Each outstanding award of Domtar deferred stock units that is outstanding as of immediately prior to the Effective Time (a “Domtar DSU”) will be cancelled and converted into the right to receive a cash payment from the Surviving Corporation equal to the product of (i) the total number of shares of Domtar Stock underlying such Domtar DSU multiplied by (ii) the Merger Consideration, without any interest and subject to all applicable withholding.

Conditions to the Merger

The Domtar board of directors have unanimously approved the Merger Agreement, the Merger and the other transactions contemplated thereby. The consummation of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the approval of the Merger by the stockholders of Domtar, (ii) the regulatory clearance, approval or consent, as applicable, required in the United States, Canada, the People’s Republic of China (“PRC”), Turkey and Spain, in each case subject to certain exceptions and (iii) the absence of certain legal impediments to the consummation of the Merger.

Domtar’s and Parent’s respective obligations to consummate the Merger are also subject to certain additional customary conditions, including (i) material accuracy of representations and warranties of the other party, (ii) performance by the other party of its covenants in all material respects and (iii) with respect to Parent’s obligation to consummate the Merger, since the date of the Merger Agreement, no material adverse effect with respect to Domtar having occurred.

The Merger does not require approval of the Parent stockholders and is not subject to any financing contingency.

Non-Solicit

Domtar has agreed, among other things, (i) not to solicit, initiate, knowingly facilitate or encourage alternative acquisition proposals from third parties and (ii) subject to certain exceptions, not to (x) engage in any discussions or negotiations with any third parties, or furnish any nonpublic information, regarding alternative acquisition proposals, (y) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, alternative acquisition proposals or submit any such proposals to a vote of the Domtar stockholders or (z) take any action to exempt any third party or transaction from anti-takeover restrictions contained in applicable statutes or Domtar’s governing documents.

Before the Domtar stockholders approve the Merger: (i) if Domtar receives a bona fide alternative acquisition proposal that did not result from a breach of the non-solicit and the Domtar board of directors determines in good faith is or could reasonably be expected to lead to a superior proposal, and the board determines, after consultation with Domtar’s outside financial advisors and outside legal counsel, that the failure to take the following actions would reasonably be expected to be inconsistent with the Domtar board of directors’ fiduciary duties under applicable law, then Domtar may furnish nonpublic information with respect to Domtar and its subsidiaries to the person making such alternative acquisition proposal and engage in discussions or negotiations with such person regarding such alternative acquisition proposal; (ii) Domtar may, subject to compliance with certain obligations set forth in the Merger Agreement, including the payment of a termination fee to Parent and customary notice and matching rights in favor of Parent, terminate the Merger Agreement to enter into a definitive agreement with respect to a superior proposal in accordance with the Merger Agreement; and (iii) the Domtar board of directors may change its recommendation to the Domtar stockholders regarding adopting the Merger Agreement (x) in response to an intervening event if the Domtar board of directors determines in good faith that failure to take action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law or (y) in response to a bona fide alternative acquisition proposal if the Domtar board of directors concludes in good faith, after consultation with Domtar’s outside financial advisors and outside legal counsel, that such alternative acquisition proposal constitutes a superior proposal and that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, in each case subject to customary notice and matching rights in favor of Domtar.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary pre-closing covenants, including the obligation of Domtar to conduct its business in all material respects in the ordinary course consistent with past practices and to refrain from taking certain specified actions without the consent of Parent.

The Merger Agreement contains certain termination rights for both Domtar and Parent. Upon termination of the Merger Agreement under specific circumstances, Domtar will be required to pay Parent a termination fee. If the Merger Agreement is terminated in connection with Domtar entering into a definitive agreement with respect to a superior proposal, as well as under certain other circumstances, the termination fee payable by Domtar to Parent will be $82.7 million (the “Termination Fee”). If the Merger Agreement is terminated by Domtar or Parent because the required Domtar stockholder vote is not obtained at a stockholder meeting duly held for such purpose, Domtar will be required to reimburse Parent for its out-of-pocket costs and expenses incurred in connection with the transaction in an amount not to exceed $10 million (“Parent Expenses”). If the Merger Agreement is terminated by either Domtar or Parent because the Merger has not occurred by the end date described below or because Domtar stockholder approval is not obtained at a stockholder meeting duly held for such purpose, and an alternative acquisition proposal has been made to Domtar and publicly announced and not withdrawn, and within twelve months after termination of the Merger Agreement, Domtar enters into a definitive agreement with respect to an alternative acquisition proposal or consummates a transaction with respect to an alternative acquisition proposal, Domtar will pay Parent an amount equal to the Termination Fee less the Parent Expenses previously paid.

A Parent termination fee of $171.1 million (“Parent Termination Fee”) is payable to Domtar (i) if the Merger Agreement is terminated by Domtar or Parent because the Merger is not consummated on or before an end date of February 10, 2022 and at such time, the only closing conditions that have not been satisfied or waived are those relating to (x) regulatory approval, (y) legal bars to the Merger or imposition of a burdensome condition or (z) approvals from the PRC, or Domtar could have terminated the Agreement due to a financing failure, (ii) if the Merger Agreement is terminated by Domtar or Parent due to an order of a governmental authority prohibiting the merger or imposing a burdensome condition, specifically with respect to a law or order of the PRC or arising under any competition law or (iii) if the agreement is terminated by Domtar due to a financing failure. The Parent Termination Fee is being held in escrow pursuant to an escrow agreement, dated as of May 10, 2021, by and among Domtar, Parent and Barclays Bank PLC, New York Branch as escrow agent.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if (i) the Merger is not consummated on or before an end date of February 10, 2022, with (A) an automatic extension to May 11, 2022, if necessary to obtain regulatory approval under circumstances specified in the Merger Agreement, and (B) at the election of Parent, an extension to the end of the marketing period in connection with the financing, provided such period commenced prior to the end date, (ii) there is a legal bar to the transaction, or (iii) the other party breaches the Merger Agreement such that any of the closing conditions could not be satisfied (provided that the terminating party is not then in breach).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Domtar or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in the confidential disclosure letters (the “Disclosure Letters”) provided by each of Domtar and Parent to the other in connection with the signing of the Merger Agreement. These confidential Disclosure Letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Domtar and Parent rather than establishing matters as facts, and may be subject to standards of materiality applicable to Domtar and Parent that differ from those applicable to investors. In addition, investors are not third party beneficiaries under the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about Domtar or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Domtar’s public disclosures.

Debt and Equity Commitments

Parent has secured committed financing, consisting of a combination of (i) equity to be provided by an affiliate of the Parent Parties, who has agreed to capitalize Parent, subject to the terms and conditions set forth in such equity commitment letter, and (ii) debt financing to be provided by Barclays Bank PLC, subject to the terms and conditions set forth in the debt commitment letter.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Domtar and Parent. In connection with the proposed merger, Domtar intends to file a proxy statement with the SEC. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Domtar with the SEC at http://www.sec.gov. Free copies of the proxy statement, once available, and Domtar’s other filings with the SEC may also be obtained from Domtar. Free copies of documents filed with the SEC by Domtar will be made available free of charge on Domtar’s investor relations website at https://www.domtar.com/en/who-we-are/investors-governance/investors.

PARTICIPANTS IN THE MERGER SOLICITATION

Domtar and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Domtar’s stockholders in respect of the proposed merger. Information about the directors and executive officers of Domtar is set forth in Domtar’s annual Proxy, which was filed with the SEC on March 25, 2021. Stockholders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger when it becomes available.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release, the information incorporated herein by reference, and other written and oral statements made from time to time by us or on our behalf are based on current expectations, projections about operations, industry conditions, financial condition, and liquidity, may not relate strictly to historical or current facts and may contain forward-looking statements that reflect our current views with respect to future events and financial performance including the proposed transaction between Domtar and Parent. As such, they are considered “forward-looking statements” which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as “anticipate”, “believe”, “expect”, “intend”, “aim”, “target”, “plan”, “continue”, “estimate”, “project”, “may”, “will”, “should” and similar expressions. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Many risks, contingencies and uncertainties could cause actual results to differ materially from our forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of May 10, 2021, by and among Domtar Corporation, Karta Halten B.V., Pearl Merger Sub Inc., Paper Excellence B.V. and Hervey Investments B.V.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Domtar will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Nancy Klembus
Name:	Nancy Klembus
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: May 12, 2021